Exhibit 5.4

March 30, 2012

Visant Corporation

357 Main Street

Armonk, New York 10504

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Maryland counsel to Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”), in connection with that certain Registration Statement on Form S-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission on or about the date hereof by Visant Corporation, a Delaware corporation (“Visant”), the Company and certain other subsidiary guarantors identified in the Registration Statement (together with the Company, the “Guarantors”) under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance by Visant of $750,000,000 aggregate principal amount of 10.00% Senior Notes due 2017 (the “Securities”) and the issuance by the Company and the other Guarantors of guarantees (as pertaining to the guarantee issued by the Company, the “Company Guarantee,” and collectively, the “Guarantees”) with respect to the Securities, as more fully described in the Registration Statement. The Securities and the Guarantees were issued under an indenture dated as of September 22, 2010 (the “Indenture”) among the Company, Visant, the other Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

You are aware, and we hereby confirm, that we have not been involved in the negotiation or preparation of the Indenture, the Guarantees, or any of the related agreements executed or delivered in connection with the Securities. We have been retained solely for the purpose of rendering certain opinions pursuant to Maryland law.

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture. Visant, the Guarantors and the Trustee are sometimes referred to herein collectively as “Parties.”

March 30, 2012

In rendering the opinions set forth herein, we have examined:

(a) A copy of the Articles of Organization of the Company, certified as true and correct by a certificate from the Maryland State Department of Assessments and Taxation, dated March 16, 2012, and further certified as true and correct as of the date hereof by the Senior Vice President, General Counsel and Secretary of the Company (the “Articles of Organization”);

(b) A copy of the Operating Agreement of the Company, as amended, certified as true and correct as of the date hereof, by the Secretary of the Company, including the By-Laws of the Company attached as Exhibit B to the Operating Agreement;

(c) A certificate from Maryland State Department of Assessments and Taxation, dated March 16, 2012, with respect to the status of the Company as a limited liability company in good standing under the laws of the State of Maryland (the “Good Standing Certificate”);

(d) Copies of (i) resolutions adopted by the Board of Managers of the Company, dated as of September 7, 2010, authorizing, inter alia, the execution and delivery of the Indenture and the issuance of the Company Guarantee, and (ii) resolutions of the Board of Managers dated March 31, 2008 authorizing the sole member of the Company to pledge its units in the Company in connection with the indentures of the Company’s sole member’s parent entities, each certified as true and correct as of the date hereof by the Secretary of the Company;

(e) The Officer’s Certificate with respect to the Company, dated as of the date hereof, signed by an authorized officer of the Company (the “Officer’s Certificate”);

(f) An executed copy of the Indenture, including the Company Guarantee included in Article 12 therein; and

(g) Two separate executed copies of Notations of Guarantee of the Company (each, a “Notation of Guarantee”).

Insofar as an opinion expressed herein relates to our knowledge of factual matters set forth in the Officer’s Certificate, we have relied solely upon such certificate with respect to the accuracy and completeness of the statements contained in such certificate and we have not independently verified or established the accuracy or completeness of such statements.

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” and similar language used herein signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “our knowledge” and similar language used herein are limited to the knowledge of the lawyers within our firm who have worked on matters for the Company.

March 30, 2012

In reaching the opinions set forth below, we have assumed, without making any independent investigation or verification of such matters, and to our knowledge there are no facts inconsistent with, the following: (i) all certificates of public officials and all records and documents furnished to us by or on behalf of the Company and examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate and complete, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (including the signatures of officers of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the execution, delivery and performance by the Parties, other than the Company, of the Indenture does not and will not violate any law applicable to such Parties; (vi) the Indenture is the valid and legally binding obligation of the Trustee; (vii) all verbal statements from employees or public officials are accurate and no facts or circumstances have occurred after such statements were made which may render such statements untrue; (viii) consideration that is fair and sufficient to support the Company Guarantee has been and would be deemed by a court of competent jurisdiction to have been, legally adequate and duly received by the Company; (ix) the Company is not engaged in an industry or business activity, and does not own any property or asset, that causes or would cause it to be specially regulated by any federal, state, or local governmental entity or agency; and (x) the Indenture accurately reflects the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

1. The Company is a limited liability company duly formed, validly existing and, based solely upon the Good Standing Certificate, in good standing under the laws of the State of Maryland.

2. The Company’s execution, delivery and performance of the Indenture have been duly authorized by the Company, and the Indenture has been duly executed and delivered by the Company.

3. The Company’s issuance and performance of the Company Guarantee and the Company’s execution and delivery of each Notation of Guarantee have been duly authorized by the Company, the Company Guarantee has been duly issued by the Company, and each Notation of Guarantee has been duly executed and delivered by the Company.

4. The issuance of the Company Guarantee by the Company and the execution, delivery and performance by the Company of the Indenture and the Company Guarantee do not and will not violate the Articles of Organization or the Operating Agreement of the Company or any Maryland statute, or any rule or regulation that has been issued pursuant to any Maryland statute, or any order known to us to have been issued by any Maryland court, governmental agency or body having jurisdiction over the Company or any of its properties.

March 30, 2012

The opinions expressed herein are subject to the following additional assumptions, limitations, qualifications and exceptions:

(a) As to factual matters, we have relied upon the Officer’s Certificate.

(b) Our opinions are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or similar laws or equitable principles (whether applied in any proceeding at law or in equity) of general application now or hereafter in effect relating to or affecting the rights of creditors. Without limiting the generality of the foregoing, our opinion expressed in Paragraph 4 is qualified to the extent the execution, delivery and performance by the Company of the Indenture and/or the Company Guarantee may violate Maryland laws governing fraudulent conveyance or fraudulent transfer.

(c) We express no opinion as to the application or requirements of any Maryland or federal securities, patent, trademark, health and safety, labor, employment, land use and subdivision, copyright, antitrust or unfair competition, environmental, transportation, pension or employee benefit, or tax laws, or any rule or regulation promulgated thereunder.

(d) We express no opinion as to the laws, ordinances, zoning restrictions, rules or regulations of any city, county or other municipality or any other local governmental agency.

(e) Our opinions are limited to the laws of the State of Maryland. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in the Indenture providing for the application of any other law. In this regard, we note that the Indenture, including the Company Guarantee included in Article 12 therein, states that it is governed by New York law.

This opinion is limited to the matters expressly stated herein. No other opinions are to be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is expressed as of the date hereof. We do not assume any obligation to update or supplement this opinion to reflect, or otherwise advise you of, any facts or circumstances which may thereafter come to our attention or any changes in facts, circumstances or law which may thereafter occur.

This opinion may be relied upon by Simpson Thacher & Bartlett LLP for the purposes of issuing its opinion letter dated as of the date hereof to be filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.4 to the Registration Statement.

Very truly yours,

/s/ Gordon Feinblatt LLC